Dated September 28, 2020

SHARE TRANSFER AGREEMENT

OF

Che Kean Tat

As the Transferor

- and -

FHT Future Technology Ltd

As the Transferee

Table of Contents

SHARE TRANSFER AGREEMENT

This share transfer agreement is made in Xiamen City, China on this day of September 28, 2020 by and between:

(1) Che Kean Tat, ID Number: M876825-6, residential address of No.38 Taikong Street, Grand Promenade Tower 2 Block C Level 20, Hong Kong. (hereinafter referred to as "Transferor" or "Vendor"); and

(2) FHT Future Technology Ltd, was incorporated in the State of Nevada on December 11, 2018 and is located at 5348 Vegas Drive Las Vegas, NV, 89108. (hereinafter referred to as "Transferee" or "Purchaser");

In this Agreement, each of Transferor and Transferee shall be referred to as a "Party", and, collectively, the "Parties".

WHEREAS,

(1) FHT Future (HK) Holdings Co., Limited, was corporation in Hong Kong Special Administration Region on June 12, 2020 with registered office address at Flat 01 A1, 10/F Carnival Commercial Building 18 Java Road, North Point, Hong Kong. (Hereinafter referred to as "***Target Company***");

(2) Target Company has a registered capital of HKD 100.Transferor agree to sell 100% equity interest of Target Company at HKD 100.

(3) Transferee hereby agrees to purchase 100% such Target Equity.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless the terms or context of this Agreement otherwise provide, each of the terms used in this Agreement shall have the meaning specified below:

1.1.1"Agreement" means this Share Transfer Agreement (including the Annexes, Schedules and Exhibits hereto), as amended, supplemented, modified or restated from time to time.

1.1.2 "Transferor" has the meaning set forth in the introductory paragraph hereto.

1.1.3 "Transferee" has the meaning set forth in the introductory paragraph hereto.

1.1.4"Target Company" has the meaning set forth in the introductory paragraph hereto.

1.1.5 "Target Equity" has the meaning set forth in the introductory paragraph hereto.

1.1.6"Financial Statement" refers to the Target Company's financial statements and accounts for the accounting period until the Base Date which are examined and approved by the Transferee, including the balance sheet, statement of loss and profit and all notes, reports and other documents attached thereto.

1.1.7 "China" refers to the People's Republic of China.

1.1.8"Closing Date" refers to the date on which the target Company completes formalities for equity change with its authorized subdivision.

1.1.9"This Agreement" refers to this Agreement and all supplementary contracts under which this Agreement is amended from time to time.

1.1.10 "Encumbrance" refers to any equity guarantee, lien, mortgage, limit, pledge, third party's right, mortgage of any kind, encumbrance, option, priority and other rights of any kind.

1.2 Rules of Construction.

1.2.1Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

1.2.2Any reference to any provision of a statute, rule, regulation, order or similar authority shall be deemed to refer to any successor or amendment to such

provision.

ARTICLE 2 SALE AND PURCHASE OF EQUITY

2.1 Under the terms and conditions hereof, the Transferor agrees to sell to the Transferee, and the Transferee agrees to purchase from the Transferor, 100% equity interest of Target Company at HKD 100. The equity transfer price under this Agreement is Hong Kong Dollar.

2.2 The Target Equity is clear of any Encumbrances and any other third party's rights.

2.3 All Assets and liabilities of the Target Company and other related data lists are specifically described in Schedules 3-9 hereof. The Target Company is clear of any capital commitment, hidden or contingent liabilities or guarantee obligations undisclosed to the Transferee in writing.

2.4 Within the transition period from the execution hereof until the Closing Date, the Transferor shall, at the request of the Transferee, endeavor to provide the Transferee with materials relating to the Target Equity, business, finance and management of the Target Company, and shall not conceal any materials, data or certificates. In addition, the Transferor agrees that, upon execution hereof, the Transferee and its agent may enter the office of the Target Company to inquire and duplicate relevant business materials, asset state, accounts and records at any time. After the Closing Date, if required by the Transferee, the Transferor has the responsibility to assist the Transferee obtaining and/or explaining materials relating to the business, finance and management of the Target Company.

ARTICLE 3 PAYMENT OF TRANSFER PRICE

3.1 The representations and warranties of the Transferor and the Target Company in Article 4 hereof shall be authentic and correct on/prior to the date of payment.

3.2 All Parties to a transaction have performed all obligations to be fulfilled before the date of payment in compliance with the provisions hereof.

3.3 Within 10 working days upon completion of the industrial and commercial alteration registration of the Target Equity hereunder, the Transferee shall pay the equity price or its equivalent to the Transferor.

3.4 On or prior to the payment date, if aware of any of the following events, the Transferee may unilaterally terminate this Agreement at any time. If the Target Equity has been transferred to the Transferee, the Transferee must return the equity as soon as possible and all relevant expenses shall be at the Transferor's cost.

3.4.1 If the evidence, representations or guarantee, made by the Transferor in any notice, certificate, certification, document or statement made or delivered in accordance with this Agreement or warranty document, or in or assumed by this Agreement or any warranty document, is in any way untrue or incorrect;

3.4.2 If the Transferor or the Target Company is under any of the following circumstances:

(a) Any court or other competent department issues an order of bankruptcy, liquidation, winding-up or dissolution of the Transferor or the Target Company, or issues an order to engage a liquidator, receiver, trustor or a similar officer concerning the Transferor or the Target Company, or any resolution of such kind is passed, or any procedure of such kind is started;

(b) Any movable properties, real estate or Assets of the Transferor or the Target Company are detained, or detained for the purpose of executing a decree or as applied to a court;

(c) The Transferor or the Target Company completely ceases payment to creditors, and shall be unable to pay their respective liabilities to the extent of any applicable laws on insolvency, bankruptcy, liquidation, winding-up or dissolution, or shall shut up or proposes to shut up most business;

3.4.3 If it is impracticable or illegal for the Transferor to fulfill any undertakings or responsibilities specified in any document or responsibilities under this Agreement or the warranty document;

3.44 If any major change occurs to the business, Assets, Operation Contract, general condition or prospect of the Transferor or the Target Company;

3.4.5 If the Assets of the Target Company or major part thereof are attached, confiscated, recovered or expropriated (whether compensated or not), or all or part thereof are damaged or destroyed;

3.4.6 If on or at any time after of the execution of this Agreement, the registration or beneficial ownership the Target Company is altered without written consent of the Transferee; or

3.4.7 If the Target Company is subject to any liabilities, debts (including contingent and guaranteed debts) or guarantee obligations.

ARTICLE 4 REPRESENTAION AND WARRANTIES OF THE TRANSFEROR AND THE TARGET COMPANY

4.1 Entity, good standing and qualification

The Transferor is an entity duly organized, validly existing and in good standing under the laws of its registration jurisdiction. It has all necessary right, power and authority to own all existing Assets, run current business or any proposed business, and perform all obligations under this Agreement or any document signed under this Agreement. The Transferor has adequate qualification of transaction and is in good standing within the jurisdiction.

4.2 Authorization

All company actions to be conducted by the board of directors and shareholders for the purpose of authorizing the Company to enter into this Agreement and deliver the equity have been or will be completed. All company actions to be conducted by the Company officers for the purpose of entering into and delivering this Agreement as well as delivering the equity have been or will be completed. This Agreement and any possible document signed under this Agreement shall constitute valid and legally binding obligations to the Company and may be performed for the Company in accordance with relevant provisions.

4.3 Disclosure

The Transferor and the Target Company have provided all information as required by the Transferee in deciding purchasing the Company's equity and all information which, in the view of the Target Company, may have major affect to the Transferee in deciding purchasing the equity. No false statement or omission of any major facts or misleading statements are made in this Agreement, other statements, certificates or documents provided to the Transferee.

4.4 Affiliates

Except for all affiliates or external investment which has been disclosed to the Transferee, the Company currently, directly or indirectly, owns or controls no interests in any other company, partnership, trust, joint venture, limited liability company, association or commercial entity. The company is a participant to no joint venture, partnership or similar arrangement.

4.5 Compensation responsibility

4.5.1 The Transferor hereby confirms that in the event the Transferee and/or the Target Company suffers from any losses arising from legal responsibilities incurred by the Target Company before the Closing Date (except for those disclosed herein and specified in the transaction account of the Company), the Transferor must be liable for full guarantee or compensation to the Transferee or the Target Company. For the avoidance of doubt, the Transferor hereby unconditionally and irrevocably undertakes to the Target Company and the Transferee that the Transferor shall compensate the Target Company and the Transferee for all legal responsibilities and liabilities incurred by the Target

Company before the Closing Date (except for those disclosed herein and specified in the transaction account of the Company), so as to guarantee the Target Company and the Transferee suffer from no losses.

4.5.2 If the Transferor fails to fulfill the above responsibilities of compensation and warranties at any time required by the Transferee and/or the Target Company, the Transferor hereby undertakes and promises that the Transferee and the Target Company have the right to compensate the losses of the Transferee and the Target Company with any interests of the Transferor in the Target Company (including profits and dividends), to which the Transferor may not have and objection. The Transferor hereby unconditionally and irrevocably authorizes and entrusts the Target Company to take all necessary actions, and authorizes and entrusts the Transferee to execute all relevant documents, so as to ensure the fulfillment of the above undertakings and warranties.

4.6 Actions before closing

4.6.1 Prior to closing of the equity transaction, the Transferor shall urge the Target Company as follows:

(1) The company shall only engage in general and daily business;

(2) The company shall execute and affix its official stamp on all necessary documents, go through all necessary procedures and make all applications to the examination and approval authority and all relevant departments of the Chinese Government for approval hereof, transfer hereunder and agreement on amendment to the joint venture articles of association;

(3) The board of directors shall vote for this Agreement, transfer hereunder and agreement on amendment to the joint venture articles of association;

(4) The company shall disclose all information relating to any facts or issues (disregarding occurring prior to, on or after the execution date hereof) , as known by the Transferor or the Target Company, to the Transferee in a timely manner;

(5) The Company shall adopt all reasonable measures to maintain and protect its Assets, retain clients and maintain its relationship with the clients.

4.6.2 Limit on the Transferor

During the period as of the execution hereof until the completion of the transfer hereunder, in terms of all major matters concerning operation of the Company, the Transferor shall fully cooperate with the Transferee, and ensure the Company shall not conduct any of the following actions without the written consent of the Transferee:

(1) Borrow additional loans or incur any other liabilities (except for normal commercial credits in the process of general and usual business);

(2) Make any guarantee set up on company Assets or business to any party, or set up any Encumbrance on company Assets or business to which the beneficiary may be any party.

(3) Alter (exclusive of minor changes, and if any, the Transferor shall notify the Transferee of such changes as soon as reasonably possible) the employment

terms and conditions for any employee (including but not limited to remunerations, retirement benefits and other benefits), or provide any benefits or pension to any of the above employee or its dependants, or dismiss any employee, or engage or designate any new employee, unless as otherwise provided for by law;

(4) Declare, make or pay any dividends or other distribution to the shareholders;

(5) Issue any capital stocks or borrow any amount (except for debts occurring in the process of current operations);

(6) Take any action which may involve substantial obligation or may lead to substantial change of the Company nature, structure or business scope (except that of general and usual business);

(7) Purchase or dispose, or agree to purchase or dispose any major business, equity, shares or any major Assets with a value of more than HKD100,000.00; or

(8) Agree to take any of the above actions.

ARTICLE 5 REPRESENTAIONS AND WARRANTIES OF THE TRANSFEREER

5.1 The Transferee is fully competent for purchasing the equity in its own name.

5.2 The Transferee has fulfilled necessary internal approval and authorization prior to execution hereof.

5.3 The Transferee guarantees to perform the obligations as stipulated herein.

ARTICLE 6 CONFIDENTIALITY

6.1 Without prior written consent of the Transferee, the Transferor may not make any notice or announcement concerning the Transferee's intention to purchase the Target Equity or any matters relating thereto.

6.2 The Transferee may not disclose any matters and/ or materials relating hereto to any third party;

6.3 To the extent of the following circumstances and scope, any party may disclose any materials relating to this Agreement or any relevant matters:

6.3.1 Any legal provisions within the jurisdiction;

6.3.2 Disclosure to the professional consultant of any party and/or the Target Company as well as banks;

6.3.3 Relevant data being known to the public not due to any party's default; or

6.3.4 Written agreement by and among the Parties.

6.4 The Transferor shall in absolute confidentiality any data relating to the content, negotiation and relevant matters of this Agreement or to another party which is acquired or accessed due to execution or performance hereof;

6.5 Disregarding termination hereof under any circumstances, the provisions in this Article 6 shall continue being valid within three (3) years upon such termination. The rights and remedies of each party hereunder are accumulative, which shall not prejudice any other legitimate rights and remedies.

ARTICLE 7 DEFAULT ACTION AND REMEDY

7.1 Any breach of any representations, warranties or undertakings hereunder by any party hereto shall constitute a default of this Agreement. The default party shall pay the non-default party liquidated damages amounting to 20% of the total transfer price of the Target Equity. In the event that the liquidated damages are not sufficient to compensate the losses of the non-default party, the default party shall compensate the non-default party's actual losses, unless as otherwise provided herein. The payment of the above compensation, late fee and liquidated damages shall not prejudice the continuous performance hereof by the non-default party as stipulated herein.

7.2 Where this Agreement is invalid or unable to be performed due to any party's violation or failure in performance of all or part of the obligations hereunder, the default party shall pay the non-default party liquidated damages amounting to 20% of the total transfer price of the Target Equity, unless as otherwise provided herein.

7.3 In the event that one Party breaches this Agreement, the non-default party has the right to exercise any one or more of the following remedies to safeguard its rights:

7.3.1 Suspend performance of the obligations under or relating to this Agreement, and resume the performance after the default party has eliminated the default situation; suspension of performance of obligations by the non-default party shall not constitute non-performance or delay in performance of such obligations.

7.3.2 Rescind this Agreement unilaterally with a written notice which shall come into force as of the date when it is served on the default party.

7.3.3 Require the default party to compensate the losses of the non-default party.

ARTICLE 8 SUPPLEMENTARY PROVISIONS

8.1 Transaction expenses

Taxes and expenses incurred by the transaction hereunder shall be borne by the Transferor and the Transferee respectively in accordance with the Chinese law. Where there is no such provision, each party shall bear 50% thereof.

8.2 Governing law

This Agreement shall be executed, governed by and interpreted solely in accordance with the laws of Hong Kong Special Administration Region.

8.3 Dispute resolution

Any dispute arising from or in connection with this Contract shall be submitted to the China International Economic and Trade Arbitration Commission Shanghai Sub-Commission for arbitration which shall be conducted in accordance with the Commission's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. The address of arbitration is Shanghai. Costs and expenses for the arbitration shall be paid by the Party decided by the arbitrator or allocated between the Parties.

8.4 Language

The Chinese version hereof shall prevail. Any translation hereof shall be used only as reference by the Parties to the transaction.

8.5 Amendment

unless as otherwise permitted herein, the Parties hereto may amend, modify, cancel or terminate any terms of this Agreement in writing.

8.6 Notice

8.6.1 Any notice and other correspondence concerning this Agreement between the Transferor and the Transferee (hereinafter, "Notice") shall be made in writing (delivered personally, by post or fax) and delivered to the notified party in accordance with the following address or number and shall constitute a valid notice only if the name of the contact person is specified:

Transferor:
Contact person: Che Kean Tat

Address: No.38 Taikong Street, Grand Promenade Tower 2
Block C Level 20, Hong Kong.

Transferee:
Contact person: Li Wen Jin

Address: A1#303, Hang Kong Gudi Plaza, Huli District,
Xiamen City, Fujian Province, PRC.

8.6.2 The time of service of notices delivered as above shall be determined as follows:

(1) Any notice delivered personally shall be deemed as served when being signed by the recipient and not served without signature of the recipient;

(2) Any notice mailed shall be delivered by way of registered letter, express mail or EMS, and shall be deemed as served 48 hours after the being received by the recipient (postponed in case of statutory holidays and vacations);

(3) Any notice sent by fax shall be deemed as served upon a confirmation letter of receipt is obtained. However, if the notice is sent on a holiday, it shall be deemed as served on the first working day following such holiday.

(4) In the event of any change of the above addresses or numbers, the Party shall notify the other of the change within 7 days, otherwise, the notice sent to its original address shall be deemed as valid.

8.7 Completeness

This Agreement shall constitute full and complete understanding and agreement among the Parties concerning the subject matter of the consultation. Any other written or oral agreement on such subject matter among the Parties shall be cancelled.

8.8 Severability

Any invalidity or unexercisability of any term hereof shall not affect the legal force and exercisability of any other terms hereof.

8.9 Counterpart

This Agreement shall have six counterparts, with each party holding one. The rest four counterparts shall be submitted to relevant governmental departments for purpose of examination and approval.

This Agreement shall be executed upon legitimate authorization to the following Parties:

Transferor: Che Kean Tat

CHE KEAN TAT

Transferee: FHT Future Technology Ltd

LI WEN JIN

Director